EXHIBIT 10.4
                  Change in Control Agreement
               dated as of June 17, 1999,between
    Michael A. Frey and Union National Financial Corporation.


                    CHANGE OF CONTROL AGREEMENT

    THIS AGREEMENT is made as of this 17th day of June, 1999, between Union National Community Bank, a Pennsylvania commercial bank (the "Bank"), and Michael A. Frey, an adult individual (the "Executive"), collectively (the "Parties") and, individually, sometimes referred to herein as a ("Party").

    WHEREAS, the Executive has been employed by the Bank as Senior Vice President of Retail Banking since August 3, 1998; and

    WHEREAS, the purpose of this Agreement is to define certain severance benefits that will be paid by the Bank in the event of a Change of Control (as defined herein). This Agreement is not intended to affect, nor does it affect, the terms of the Executive's employment at will, in the absence of a Change of Control (as defined herein) of the Bank. Accordingly, although this Agreement will be a binding legal obligation of the Bank upon its execution, the Agreement will become operative only upon a Change of Control, as defined below.

    NOW THEREFORE, in consideration of the Executive's service to the Bank and of the mutual covenants, undertakings and agreements set forth herein and intending to be legally bound hereby, the Parties agree as follows:

    1. TERM. The term of the Agreement shall be effective as of August 3, 1998, and shall continue until either Party gives the other written notice of termination of employment, with or without cause. Provided, however, that during the period of time between the execution of an agreement to effect a Change of Control (as defined herein) and the actual Date of Change of Control (as defined herein) termination of the Executive's employment by the Bank shall only be "For Cause."

    For Cause shall be defined, for purposes of this section as the occurrence of one of the following: (1) the willful failure by the Executive to substantially perform his duties hereunder, after notice from the Bank and a failure to cure such violation within twenty (20) days of said notice; (2) the willful engaging by the Executive in misconduct injurious to the Bank; (3) the dishonesty or gross negligence of the Executive in the performance of his duties; (4) the breach of Executive's fiduciary duty involving personal profit; (5) the violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority any of which materially jeopardizes the business of the Bank; or (6) conduct on the part of Executive which brings public discredit to the Bank.

    If, during the period of time between the execution of an agreement to effect a Change of Control(as defined herein) and the actual Date of the Change of Control (as defined herein), Executive's employment is terminated For Cause (as defined herein), all rights of the Executive under this Agreement shall cease as of the effective date of such termination, except that Executive (i) shall be entitled to receive accrued salary through the date of such termination and (ii) shall be entitled to receive the payments and benefits to which he is then entitled under the employee benefit plans of the Employer or any affiliate thereof as of the date of such termination.

    2. DEFINITION OF CHANGE OF CONTROL. For purposes of this Agreement, the term "Change of Control" shall mean a change of control (other than one occurring by reason of an acquisition of the Bank by Executive) of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or any successor rule or regulation promulgated under the Securities Exchange Act of 1934, as amended (the "Act"); provided that, without limiting the foregoing, a Change of Control shall be deemed to have occurred if:

        (a) a merger or consolidation of the Bank or purchase of substantially all of the Bank's assets by another "person" or group of "persons" (as such term is defined or used in Sections 3, 13(d), and 14(d) of the Act) and, as a result of such merger, consolidation or sale of assets, less than a majority of the outstanding voting stock of the surviving, resulting or purchasing person is owned, immediately after the transaction, by the holders of the voting stock of the Bank before the transaction;

        (b) any "person" as defined above, other than the Bank, the Executive or any "person" who on the date hereof is a director or officer of the Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and Rule 13d-5, or any successor rule or regulation, promulgated under the Act), directly or indirectly, of securities of the Bank which represent twenty-five percent (25%) or more of the combined voting power of the securities of the Bank, then outstanding; or

        (c) during any period of two consecutive years during the term of this Agreement and any extension thereof, individuals who at the beginning of such period constitute the Board of Directors of the Bank cease for any reason to constitute at least two-thirds thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

    3. DEFINITION OF DATE OF CHANGE OF CONTROL. For purposes of this Agreement, the "Date of Change of Control" shall be defined as the first date upon which the events delineated in Subsections (a), (b) and (c) of Section 2 are consummated or occur.

    4. PAYMENTS UPON TERMINATION. If a Change of Control (as defined herein) occurs, then the Executive shall be entitled to receive a payment of twenty-one (21) months of his then current Annual Direct Salary minus applicable withholdings and paid on a biweekly basis on regular bank pay days, beginning on the earliest of the following events:

        (a) If, between the execution of an agreement to effect a Change of Control (as defined herein) and the actual Date of a Change of Control (as defined herein) the Executive's employment with the Bank is terminated, other than For Cause (as defined herein);

        (b) If the Executive is not offered employment by the acquiring person or entity as of the Date of Change of Control (as defined herein) in a position having equivalent responsibilities, authority, compensation and benefits as he received immediately prior to the Change of Control (as defined herein);

        (c) If, between the Date of the Change of Control (as defined herein) and six (6) months after the Date of Change of Control (as defined herein), the Executive is terminated from employment, for any reason whatsoever, other than For Cause, by the acquiring person or entity; or

        (d) If, between three (3) and (6) months after the Date of Change of Control (as defined herein), the Executive terminates his employment with the acquiring person or entity.

If at the end of six (6) months after the Date of the Change of Control (as defined herein), none of the events described above in Subsections (a), (b), (c) or (d) of this Section have occurred, then the Executive shall no longer be entitled to receive the Payments Upon Termination set forth in this Section, and the Agreement shall thereafter be null and void.

    Annual Direct Salary shall be defined herein as the fixed, gross, base annual salary paid to the Executive at such time as the Bank customarily pays its other senior officers and shall not include any benefits, bonuses, incentives or other compensation.

    5.    COVENANT NOT TO COMPETE.

        (a) Executive hereby acknowledges and recognizes the highly competitive nature of the business of Corporation and Bank and accordingly agrees that, during and for the first twelve (12) months of the applicable payment period set forth in Section 4 hereof, Executive shall not:

              (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which Corporation or Bank or any of their subsidiaries are engaged during the Employment Period, and remain so engaged at the end of the Employment Period, in any area in which, at any time during the Employment Period or at the date of termination of the Executive's employment, is within twenty (20) miles of any branch location, office or other facility of Corporation or Bank or any of their subsidiaries, unless Executive exclusively performs all such activity outside of said twenty (20) mile area (the "Non-Competition Area"); or

              (ii) provide financial or other assistance to any person, firm, corporation, or to enterprise engaged in (1) the banking to (including bank holding company) or to financial services industry, or (2) any to other activity in which Corporation or to Bank or any of their subsidiaries are to engaged during the Employment Period, in to the Non-Competition Area; or

              (iii) if employed in a capacity provided in (i) or (ii), solicit current customers, during the term of this Agreement, of Corporation, Bank or any Corporation subsidiary in the Non-Competition Area; or

              (iv) solicit employees of Corporation, Bank or any Corporation subsidiary who are employed during the term of this Agreement.

        (b) It is expressly understood and agreed that, although Executive and Corporation and Bank consider the restrictions contained in Section 5(a) hereof reasonable for the purpose of preserving for Corporation and Bank and their subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in
               Section 5(a) hereof is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Section 5(a) hereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

        (c) The provisions of this Section 5 shall be applicable commencing on the date of this Agreement and ending on the second anniversary date of the effective date of termination of Executive's employment.

    6. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to the Executive:  Michael A. Frey
                          163 Canterbury Turn
                          Lancaster, PA 17601

    If to the Bank:       Mr. Mark D. Gainer
                          President and CEO
                          Union National Community Bank
                          P.O. Box 567
                          Mt. Joy, PA 17552-0567

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

    7. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Executive, his personal representatives, heirs or assigns, and any of their successors or assigns, provided, however, that the Executive may not commute, anticipate, encumber, dispose or assign any payment herein except as specifically set forth in paragraph 9 herein.

    8. SEVERABILITY. If any provision of this Agreement is declared unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

    9. AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing.

    10. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. In the event of Executive's death, any monies that may be due him from the Bank under this Agreement as of the date of death or thereafter shall be paid to the person designated by him in writing for this purpose, or, in the absence of any such designation, to his estate.

    11. NO GUARANTEE OF EMPLOYMENT. Nothing in this Agreement shall constitute or give rise to any guarantee or contract of employment of the Executive by the Bank, and shall not give the Executive any right to be employed by or retained in the employ of the Bank in any position or capacity.

    12. LIMITATION OF DAMAGES FOR BREACH OF AGREEMENT. In the event of a breach of this Agreement by either the Bank or the Executive, each hereby waives to the fullest extent permitted by law the right to assert any claim against the others for punitive or exemplary damages. In no event shall any party be entitled to the recovery of attorney's fees or costs.

    13. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the state of Pennsylvania.
    14. ENTIRE AGREEMENT. This Agreement supersedes any and all prior agreements, either oral or in writing, between the parties with respect to payments upon termination after a Change of Control, and this Agreement contains all the covenants and agreements between the parties with respect to same.

    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and, in the case of the Bank, by its authorized representatives the day and year above mentioned.

ATTEST:                          UNION NATIONAL COMMUNITY BANK

/s/ Marcene L. Camara            By:  /s/ Mark D. Gainer
_____________________                 __________________
                                 Mark D. Gainer, President and
                                 CEO



WITNESS:

/s/ Dwight Kreiser               /s/ Michael A. Frey
__________________               ___________________
                                 Michael A. Frey